UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 19, 2011

Quepasa Corporation
 (Exact name of registrant as specified in its charter)

Nevada	001-33105	86-0879433
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

324 Datura Street, Ste. 114 West Palm Beach, FL	33401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 366-1249
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 19, 2011, Quepasa Corporation (“Quepasa”), IG Acquisition Company (“Merger Sub”), a wholly-owned subsidiary of Quepasa, and Insider Guides, Inc., doing business as myYearbook.com (“myYearbook”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), providing for the acquisition of myYearbook by Quepasa. The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, myYearbook will be merged with and into Merger Sub (the “Merger”). Following the Merger, Merger Sub will change its name to Insider Guides, Inc.

Subject to the terms and conditions of the Merger Agreement, which has been approved by the boards of directors of the respective parties, if the Merger is completed, holders of myYearbook securities will receive $100 million consisting of approximately $18 million in cash and $82 million in Quepasa common stock. The number of shares of Quepasa common stock to be issued will be based upon the Transaction Share Price, which will be the lesser of (A) $10 per share and (B) the average of (i) $7.5715 and (ii) the average closing price of Quepasa common stock on the 20 trading days ending with the trading day three days prior to the closing of the Merger. The Transaction Share Price may be lower than or higher than the market price as of the time of closing.

Quepasa and myYearbook have made customary representations, warranties and covenants in the Merger Agreement. Subject to certain exceptions, each of Quepasa and myYearbook is required, among other things, to conduct its business in the ordinary course in all material respects during the interim period between the execution of the Merger Agreement and the closing of the Merger. In addition, neither Quepasa nor myYearbook may solicit alternative business combination transactions and, subject to certain exceptions, may not engage in discussions or negotiations regarding any alternative business combination transaction. Quepasa is required to seek shareholder approval of the issuance of the Quepasa shares as part of the Merger consideration because NYSE Amex rules require shareholder approval whenever more than 20% of outstanding shares are issued in a transaction such as the Merger. Each party will call and hold a special shareholders meeting seeking to obtain these approvals.  Holders of 96.7% of the myYearbook voting power agreed to vote in favor of the approval of the Merger Agreement and in favor of the other actions contemplated by the Merger Agreement and holders of 11.5% of the Quepasa voting power agreed to vote in favor of the issuance of the shares in connection with the Merger and in favor of the other actions contemplated by the Merger Agreement.  Additionally, all of these security holders agreed to certain transfer restrictions on their shares until completion of the Merger.

Quepasa and certain myYearbook security holders entered into a Sales Rights Agreement which provides for the security holders to have certain registration rights with respect to the shares of Quepasa common stock they acquire in the Merger. If during the 24 month period following the closing of the Merger, Quepasa proposes to sell common stock in a public or private offering, these myYearbook security holders will have the opportunity to participate and sell their shares of common stock on a pro-rata basis in the offering.

Completion of the Merger is subject to certain conditions, including, among others: (i) approval of the issuance of the shares by Quepasa shareholders, (ii) Quepasa raising at least $10 million in equity, (iii) approval of the Merger Agreement by myYearbook’s shareholders (iv) the absence of any court order, law, or rule prohibiting the completion of the Merger, (v) the registration statement on Form S-4 used to register the Quepasa common stock to be issued as consideration for the Merger having been declared effective by the Securities and Exchange Commission (the “SEC”), (vi) the listing of the Quepasa common stock to be issued to myYearbook security holders in the Merger on the NYSE Amex having been authorized, (vii) the granting of 1,782,500 options to myYearbook employees, and (viii) Quepasa entering into new employment agreements with key myYearbook employees. The obligation of each party to complete the Merger is also conditioned upon the accuracy of the other party’s representations and warranties and the other party having performed in all material respects its obligations under the Merger Agreement. If the Merger is completed, Quepasa is obligated to appoint myYearbook designees Geoff Cook, Rick Lewis and Terry Herndon (or replacement designees selected by myYearbook) to the Quepasa board of directors and to include three myYearbook designees (who may be Messrs. Cook, Lewis and Herndon) among its director candidates for three years following the closing. In addition, Mr. Cook will be named Chief Operating Officer of Quepasa and also will serve as President of the Consumer Internet Division.  Quepasa and Mr. Cook entered into an employment agreement which will be effective upon the closing. Under the employment agreement, Mr. Cook will receive (i) a base salary of $250,000 per year, (ii) 450,000 stock options vesting based on certain performance milestones and (iii) an annual bonus equivalent to 85% of the average of the bonuses paid to Quepasa’s Chief Executive Officer and Chief Financial Officer.

Quepasa has received a $5 million financing commitment from Mexicans & Americans Trading Together, Inc. (“MATT”), a large shareholder of Quepasa.  The financing commitment provides for MATT to purchase shares of common stock at the lesser of: (i) the Transaction Share Price and (ii) 85% of the average closing price of Quepasa’s common stock during the 20 trading days ending with the trading day three days prior to the closing of the Merger.  MATT will also receive registration rights, certain participation rights and first right of refusal rights with respect to the remaining financing that Quepasa acquires in connection with the Merger.

The Merger Agreement contains certain termination rights for both Quepasa and myYearbook, including if the Merger is not consummated on or before January 19, 2012 (subject to extension by mutual agreement of the parties) and if the required approval of the applicable party’s shareholders is not obtained. The Merger Agreement further provides that, upon termination of the Merger Agreement under specified circumstances, including termination of the Merger Agreement by either Quepasa or myYearbook as a result of an adverse change in the recommendation of the other party’s board of directors or certain other circumstances (a “Triggering Event”), such other party shall reimburse the party entitled to reimbursement up to $1 million in expenses. In addition, in the event that following the termination due to a Triggering Event, if the party causing the Triggering Event within 12 months enters into a letter of intent or agreement with respect to an acquisition proposal in which such party is to be acquired by a third party (or if certain similar events occur), the other party shall receive a termination fee of $3 million, less any previously-reimbursed expenses.

The foregoing description of the Merger Agreement is not a complete description of all of the parties’ rights and obligations under the Merger Agreement and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Quepasa or myYearbook. The representations, warranties, and covenants contained in the Merger Agreement were made only for purposes of that Agreement and as of specific dates; were solely for the benefit of the parties to the Merger Agreement; and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other for the purposes of allocating contractual risk between them rather than establishing matters as facts, and may be subject to standards of materiality that differ from those applicable to investors and security holders. Accordingly, investors should not rely on the representations, warranties, and covenants or any description thereof as characterizations of the actual state of facts or condition of Quepasa or myYearbook or their respective businesses.  Moreover, information concerning the subject matter of the representations, warranties, and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by Quepasa.  Accordingly, investors should read the representations and warranties in the Merger Agreement not in isolation but only in conjunction with the other information about Quepasa that it includes in reports, statements, and other filings it makes with the SEC.

Item 8.01	Other Events.

On July 20, 2011, Quepasa issued a press release announcing execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1
Agreement and Plan of Merger among Quepasa Corporation, IG Acquisition Company and Insider Guides, Inc. dated July 19, 2011 (certain schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K; a copy of any omitted schedule will be furnished supplementally to the SEC upon request).

10.1	Form of myYearbook Voting Agreement

10.2	Form of Quepasa Voting Agreement

10.3	Form of Mexican and Americans Trading Together, Inc. Voting Agreement

10.4	Sales Rights Agreement

10.5	Geoff Cook Employment Agreement

99.1	Press Release dated July 20, 2011

Important Information for Investors and Shareholders

Communications in this Report on Form 8-K do not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the Merger between Quepasa and myYearbook, Quepasa will be filing documents with the SEC, including a registration statement on Form S-4 that will include a proxy statement and prospectus of Quepasa. Before making any voting or investment decision, investors and shareholders are urged to read carefully the proxy statement and prospectus regarding the Merger and any other relevant documents filed by Quepasa with the SEC when they become available because they will contain important information about the Merger.  You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov), by accessing Quepasa’s website at www.quepasa.com under the heading “Investors” and then under the link “SEC Filings” and from Quepasa by directing a request to Quepasa at Quepasa Corporation, 324 Datura Street, Suite 114, West Palm Beach, FL 33401, Attention: Investor Relations.

Quepasa and its directors and executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the Merger.  You can find information about Quepasa’s directors and executive officers in its definitive proxy statement filed with the SEC on April 14, 2011. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and prospectus and other relevant materials to be filed with the SEC when they become available. You can obtain free copies of these documents from Quepasa using the contact information above.

Cautionary Statement Regarding Forward-Looking Statements

This Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including statements regarding the Merger with myYearbook.  All statements other than statements of historical facts contained herein, including statements regarding our future financial position, liquidity, business strategy and plans and objectives of management for future operations, are forward-looking statements.  The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs.

Important factors that could cause actual results to differ from those in the forward-looking statements include: the possibility that the anticipated benefits from the Merger will not be realized, or will not be realized within the expected time period; the possibility that the Merger does not close, including, but not limited to, due to the failure to satisfy the closing conditions including the failure of Quepasa shareholders to approve the issuance of the shares pursuant to the Merger and the failure of the shareholders of myYearbook to approve the Merger; the risk that the Quepasa and myYearbook businesses will not be integrated successfully and disruption from the Merger making it more difficult to maintain business and operational relationships.

Further information on our risk factors is contained in our filings with the SEC, including our Form 10-K for the year ended December 31, 2010.  Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUEPASA CORPORATION

Date: July 20, 2011	By:	/s/ Michael Matte
	Name: Title:	Michael Matte Chief Financial Officer